Exhibit 5.1

July 8, 2025

BriaCell Therapeutics Corp.

Suite 300 – 235 15th Street

West Vancouver, British Columbia

Canada V7T 2X1

Dear Mesdames/Sirs:

Re: BriaCell Therapeutics Corp. - Registration Statement on Form S-1

We have acted as special Canadian legal counsel to BriaCell Therapeutics Corp., a British Columbia corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 filed on July 8, 2025 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) including the prospectus (the “Prospectus”) filed with the Registration Statement covering the registration and proposed offering of common units (each, a “Common Unit”) and/or pre-funded units (each, a “Pre-funded Unit” and, together with the Common Units, the “Offered Securities”) sold in the offering pursuant to the Prospectus.

Each Common Unit will consist of one common share of the Company without par value (each, a “Common Unit Share”), and one common share purchase warrant (each, a “Warrant”) entitling the holder thereof to purchase one common share of the Company (each, a “Warrant Share”) from the date of issuance of the Warrant until April 28, 2030 at an exercise price equal to $5.25 per Warrant Share.

Each Pre-funded Unit will consist of one pre-funded warrant (each, a “Pre-funded Unit Warrant”) and one Warrant. Each Pre-funded Unit Warrant will entitle the holder thereof to purchase one common share of the Company (a “Pre-funded Unit Warrant Share”) at an exercise price of US$0.001 per Pre-funded Unit Warrant Share at any time.

We understand that the Offered Securities, and the underlying shares and warrants, are to be sold by the Company to the public as described in the Registration Statement and the Prospectus pursuant to a placement agency agreement to be entered into by and among the Company and ThinkEquity LLC (the “Placement Agent”) substantially in the form to be filed as an exhibit to the Registration Statement (together with all schedules, exhibits and ancillary documents and agreements thereto, the “Placement Agency Agreement”). The Offered Securities, and the underlying shares and warrants, are being registered by the Company in connection with a public offering of the Company (the “Offering”). The offering prices of the Common Units and Pre-funded Units are to be determined by the Company and the investors in the Offering.

Pursuant to the Placement Agency Agreement the Company agrees to issue to the Placement Agent, as partial compensation for its services, certain common share purchase warrants equal to 5.0% of the aggregate number of Offered Securities (each, a “Placement Agent Warrant”). Each Placement Agent Warrant will entitle the holder to purchase one common share of the Company (each, a “Placement Agent Warrant Share”) for a period of five years from the effective date of the Registration Statement (the “Effective Date”) at a price per Placement Agent Warrant Share equal to 125% of the final public offering price of the Common Units sold in the Offering.

In connection with this opinion, we have reviewed and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and Prospectus, the Company’s Notice of Articles, the Company’s Articles, records of the Company’s corporate proceedings in connection with the Offering, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed, without independent investigation: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) that the Registration Statement has been declared effective pursuant to the Securities Act of 1933, as amended (the “Securities Act”). We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation. With respect to the Placement Agency Agreement and the Warrants, the Pre-funded Unit Warrants and the Placement Agent Warrants, all of which are governed by and construed in accordance with the laws of the State of New York, we have assumed that these agreements comply with and do not violate the laws of the State of New York.

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Our opinion is limited to laws of the Province of British Columbia. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	Upon payment to the Company of the consideration per Common Unit or Pre-funded Unit, as applicable, in such amount and form as shall be determined by the board of directors of the Company (the “Board”) or the persons authorized by the Board, the issuance and sale of the Offered Securities and the Placement Agent Warrants in the manner and under the terms described in the Registration Statement have been duly authorized by all necessary corporate action by the Company and the Common Unit Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company; and

2.	The Warrant Shares, the Pre-funded Unit Warrant Shares and Placement Agent Warrant Shares have been duly authorized by all necessary corporate action and, when issued and deliverered by the Company in receipt for the exercise price therefor in the manner contemplated in the Registration Statement and the Warrants, Pre-funded Unit Warrants and Placement Agent Warrants, will be validly issued, fully paid and non-assessable shares in the capital of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement and the Prospectus included therein entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

This opinion is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement and the related Prospectus, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the Effective Date.

Yours truly,

/s/ Bennett Jones

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